UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


                             May 17, 2011
                            (Date of Report)


                    EcoGlobal Holdings Corporation
       (Exact name of registrant as specified in its charter)


         Wisconsin          000-54134                27-2990368
   (State or other     (Commission File No.)    (IRS Employer ID No.)
    jurisdiction
    of incorporation)


                       The John Hancock Center
                             Suite 3100
                        Chicago, IL 60611
              (Address of principal executive offices)


                           (312-794-7813)
          (Registrant's telephone number, including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the provisions:

[  ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.132-4(c))


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Section 5 - Corporate Governance and Management



Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


On May 13, 2011, Gerard Werner was appointed by the Board of Directors to the position of Director of the Company.

         Gerard Werner is a member of the District of Columbia Bar Association and worked on antitrust cases for Compliance, Inc., responding to document requests from the U.S. Department of Justice from January through March of 1999.

	Mr. Werner served as Vice-President and Director of Oak Brook Capital I, II, III, and IV, respectively, prior to those companies entering into business combinations with other entities. Mr. Werner has also served as President and Director of North Shore Capital I, II, III and IV, and Kohler Capital I, II and III Corporations. The Oak Brook Capital companies were formed in May of 1998; the North Shore Capital companies were formed in February of 1999; and the Kohler Capital Corporations were formed in May of 2001.

     Mr. Werner graduated from the Georgetown University Law School in 1997 where he served as a staff member of the American Criminal Law Review Volume 33, and as Articles and Notes Editor Volume 34.
He is a contributing author of Volume 33-3, Eleventh Survey of White Collar Crime- "Tax Evasion".

     Mr. Werner graduated in 1994 from Georgetown University with a double major in philosophy and government.



Set forth below is certain information with respect to the individuals who now comprise the Company's Board of Directors:


Name                     Age           Position

Kirsten McGregor          49           President, Director

Christopher Werner        49           Chief Executive Officer,
                                       Director

Gerard Werner             38           Director



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   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2011

               EcoGlobal Holdings Corporation



By:   /s/ Christopher Werner
Name:     Christopher Werner
Title:    Chief Executive Officer and Director




















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